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                                                                     EXHIBIT 1.1

                               3,500,000 Shares

                                 CENTOCOR, INC.

                          COMMON STOCK, $.01 PAR VALUE



                             UNDERWRITING AGREEMENT



__________, 1996


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                                    _____________, 1996



Morgan Stanley & Co.
  Incorporated
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Hambrecht & Quist LLC
J.P. Morgan Securities Ltd.
c/o Morgan Stanley & Co.
      International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:


     Centocor, Inc., a Pennsylvania corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 3,500,000 shares of its Common Stock, $.01 par value (the "Firm Shares").

     It is understood that, subject to the conditions hereinafter stated, 2,800,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several
U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 700,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Hambrecht & Quist LLC and J.P. Morgan Securities Inc., shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley International, Hambrecht & Quist LLC and J.P.

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Morgan Securities Ltd., shall act as representatives (the "International
Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 525,000 shares of its Common Stock, $.01 par value (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock, $.01 par value of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Common Stock, including the Shares, will have attached thereto one-half of one right (collectively, the "Rights") to purchase one-hundredth of a share of Series A Preferred Stock, $.01 par value of the Company (the "Series A Preferred Stock"). The Rights have been issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of September 26, 1988 between the Company and The First National Bank of Boston, as Rights Agent.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-_____), including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus" (including in the case of all references to the Registration Statement and the

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Prospectus, documents incorporated therein by reference). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) under the Securities Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above and the Rule 462 Registration Statement, in each case as amended from time to time.

     1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents
         ---------------------------------------------
and warrants to each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein.

          (d) Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (e) The Company has no direct or indirect subsidiaries other than the subsidiaries (the "Subsidiaries") listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "Form 10-K"), other than the Company's equity interests in Corvas International, Inc. and Apollon, Inc. The Company owns all of the outstanding capital stock or other securities evidencing equity ownership of each such Subsidiary, free and clear of any security interest, claim, lien or encumbrance. All of such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any such Subsidiary.

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          (f)  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (h) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Series A Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

          (i) The Common Stock, including the Shares, has been approved for quotation and trading on the Nasdaq National Market under the symbol "CNTO".

          (j) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) (i) Neither the Company nor any of its Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws, (B) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage or deed of trust or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject, other than any defaults that have been waived in writing or (C) in violation of any law, statute, rule, regulation, judgment or court decree applicable to it, which violation or default under clause (A), clause (B) or clause (C), singly or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. There exists no condition that, with notice, the passage of time or

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     otherwise, would constitute such a violation or default under any such document or instrument.


          (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (p) Each of the Company and its Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not

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     have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (q) The accountants who have certified or shall certify the financial statements filed or to be filed with the Commission as part of the Registration Statement are independent accountants as required by the Securities Act. The financial statements, together with the related schedules and notes thereto set forth in the Registration Statement comply in all material respects with the requirements of the Securities Act and have been prepared, and fairly present the financial condition of the Company and its Subsidiaries and the consolidated financial condition and results of operations of the Company and its Subsidiaries at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods.

          (r) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

          (s) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (t) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (u) Except as disclosed in the Prospectus, the Company and each of the Subsidiaries owns, or possesses adequate rights to use, all material patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the

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     conduct of its business as described in the Prospectus, except to the extent that the Company has granted licenses to Eli Lilly & Co., Glaxo Wellcome plc and Centocor Partners III, L.P. To the knowledge of the Company, all such material patents, patent rights, licenses, trademarks, service marks and copyrights are (i) valid and enforceable and (ii) not being infringed by any third parties which infringement could, whether singly or in the aggregate, materially and adversely affect the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries have knowledge of, nor have they received any notice of, infringement of or conflict with, asserted rights of others with respect to any material patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding could materially and adversely affect the Company and its Subsidiaries, taken as a whole.

          (v) To the knowledge of the Company, the product license applications ("PLAs") filed with the United States Food and Drug Administration (the "FDA") with respect to ReoPro and Myoscint comply in all material respects with the rules and regulations of the FDA regarding the filing of PLAs.
     All information and data submitted to the FDA as part of such PLAs were true and accurate when so filed. To the knowledge of the Company, the application filed by the Company with the Paul Ehrlich Institute with respect to Panorex complies in all material respects with the rules and regulations governing such applications and data submitted to the Paul Ehrlich Institute as part of such application were true and accurate when so filed. The Company reasonably believes that the clinical data submitted as part of the PLA with respect to Myoscint are sufficient to support approval of the PLAs with respect to Myoscint in the United States.

          (w) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such

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     permit, license or approval, except where such noncompliance with
     Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (x) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (y) The Company and its Subsidiaries have complied with all provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          2.  AGREEMENTS TO SELL AND TO PURCHASE.  The Company hereby agrees to
              ----------------------------------
sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company at $_____ a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Company as the number of Firm Shares set forth in Schedule I or
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase,

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severally and not jointly, up to _________ Additional Shares at a purchase price per share equal to the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S.
Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the date of the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares (including the Rights attached thereto) to be sold hereunder;
(B) any shares of Common Stock issued upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement; (C) any shares of Common Stock issued upon the exercise of any Right; or (D) any options granted or shares of Common Stock issued pursuant to existing employee benefits plans of the Company.

          3.  TERMS OF THE PUBLIC OFFERING.  The Company is advised by you that
              ----------------------------
the Underwriters propose to make a

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public offering of their respective portions of the Shares as soon after the
Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$ ____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

          Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and
International Underwriters of even date herewith.   Each International
Underwriter hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.

          4.  PAYMENT AND DELIVERY.  Payment for the Firm Shares shall be made
              --------------------
by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on _________, 1996, or at such other time on the same or such other date, not later
than __________, 1996 as shall be designated in writing by you.   The time and
date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on the date specified in the notice described in Section 2 or on such other date, in any event not later than _________, 1996, as shall be designated in writing by the U.S.
Representatives.   The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the

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Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

          5.  CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS.  The obligation of
              -------------------------------------------
the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 9 a.m. (New York time) on the date hereof and that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

             (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) The Underwriters shall have received on the Closing Date an opinion of Duane, Morris & Heckscher, counsel for the Company, dated the Closing Date, to the effect that

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

              (ii) each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

             (iii) the Company has no direct or indirect subsidiaries other than the Subsidiaries, other than the Company's equity interests in Corvas International, Inc. and Apollon, Inc. The Company owns all of the outstanding capital stock or other securities evidencing equity ownership of each such Subsidiary, free and clear of any security interest, claim, lien or encumbrance. All of such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest of any such Subsidiary;

              (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (v) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

              (vi) the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

             (vii) this Agreement has been duly authorized, executed and delivered by the Company;

            (viii) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Series A Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

              (ix) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

               (x) the statements (1) in the Prospectus under the captions "Description of Capital Stock", "Certain United States Federal Tax Considerations to Non-United States Holders of Common Stock" and "Underwriters" and (2) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (xi) (i) neither the Company nor any of its Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws,
          (B) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage or deed of trust or other material agreement to which it is a party or by which it is bound or to which any of its properties is subject, other than any defaults that have been waived in writing or (C) in violation of any law, statute, rule, regulation, judgment or court decree applicable to it, which violation or default under clause (A), clause (B) or clause
          (C), singly or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. There exists no condition that, with notice, the passage of time or otherwise, would constitute such a violation or default under any such document or instrument;

             (xii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

            (xiii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

             (xiv) such counsel is of the opinion that the Company is (i) in compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

              (xv) the Registration Statement has become effective under the Securities Act and any required filing of the Prospectus, or any supplement thereto, pursuant to Rule 424 or Rule 462 under the Securities Act has been made in a manner and within the time period required thereunder and no stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto has been issued and, to such counsel's knowledge, no proceedings for that purpose are pending or threatened by the Commission; and

             (xvi) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to from in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (4) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of George D. Hobbs, General Counsel for the Company, dated the Closing Date, to the effect that:

               (i) there is a strong likelihood that the Company will obtain patents in respect of the several patent applications relating to the Company's ReoPro and Panorex products set forth in Attachment A to such opinion (the "Patent Applications");

              (ii) patents which issue upon the Patent Applications will provide significant patent protection to the Company;

             (iii) the Company has obtained issued patents relating to ReoPro and Panorex in _____, ________, and _________ (the "Existing Patents") and maintained the Existing Patents in good standing;

              (iv) such counsel does not know of any pending or threatened legal or government proceedings relating to patents or proprietary know-how owned or used by the Company to which the Company is a party or to which the properties of the Company are subject which, if adversely decided, would have a material adverse effect on the business, financial condition or results of the operations of the Company and its Subsidiaries, taken as a whole; and

               (v) such counsel has no knowledge of any infringement or alleged infringement by the Company of patent rights of others which would have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

              (vi) the statements in the Prospectus with respect to the receipt of FDA approval of the Company's PLA regarding ReoPro are true, correct and complete and such counsel is not aware of any facts that would lead such counsel to believe that such approval will be withdrawn by the FDA; and

             (vii) the statements in the Prospectus under the captions "Business -- Governmental Regulation" and "Business -- Legal Proceedings" and in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (xv) and clauses
     (3) and (4) of subparagraph (xvi) of paragraph (c) above, and to the effect that the statements in the Prospectus under the caption "Underwriters," insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects and fairly present the matters referred to therein.

          With respect to subparagraph (xvi) of paragraph (c) above, Duane, Morris & Heckscher may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to paragraph (c) above, Duane, Morris & Heckscher may rely as to matters of the laws of The Netherlands upon the opinion of Ekelmans

Den Hollander; provided that (A) a copy of such opinion is delivered to you and
               --------
is in form and substance satisfactory to your counsel, and (B) Duane, Morris & Heckscher shall state in their opinion that they are justified in relying on such opinion. With respect to paragraph (d) above, George D. Hobbs may rely upon the opinion or opinions of other counsel; provided that (A) a copy of each
                                               --------
such opinion is delivered to you and is in form and substance satisfactory to your counsel, and George D. Hobbs shall state in its opinion that he is justified in relying upon such opinion. With respect to clauses (3) and (4) of subparagraph (xvi) of paragraph (c) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

          The opinion of Duane, Morris & Heckscher described in paragraph (c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (g) The "lock-up" agreements between you and certain shareholders, officers and directors of the Company in the form of Exhibit A hereto relating to sales of shares of common stock of the Company or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6.  COVENANTS OF THE COMPANY.  In further consideration of the
              ------------------------
agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, that are deemed to be incorporated by reference in the Prospectus. In the case of the Prospectus, to furnish copies of the Prospectus in New York City and London prior to 5:00 p.m. on the business day following the date of this Agreement in such quantities as you reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To pay all expenses, incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Shares, including any transfer taxes payable in connection with the transfer of the Shares to the Underwriters; (iii) the fees and disbursements of the Company's counsel and accountants; (iv) the qualification of the Shares under the securities or Blue Sky laws in accordance with the provisions of paragraph (d) above, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memorandum; (v) the printing and delivery to the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any Blue Sky Memorandum; (vii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the Shares; (viii) expenses incurred in connection with a "road show" presentation to potential investors consistent with customary practices and in accordance with past practices and (ix) any expenses incurred in connection with the approval of the Shares for quotation on the Nasdaq National Market.

          7.  INDEMNITY AND CONTRIBUTION.  The Company agrees to indemnify and
              --------------------------
hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first or second paragraph of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata
                                                                        --- ----
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this

Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason
of such untrue or alleged untrue statement or omission or alleged omission.   No
person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person
who was not guilty of such fraudulent misrepresentation.   The remedies provided
for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          8.  TERMINATION.  This Agreement shall be subject to termination by
              -----------
notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          9.  EFFECTIVENESS; DEFAULTING UNDERWRITERS.  This Agreement shall
              --------------------------------------
become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided
                                                                    --------
that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-
defaulting Underwriter or the Company.   In any such case either you or the
Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          10.  COUNTERPARTS.  This Agreement may be signed in two or more
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          11.  APPLICABLE LAW.  This Agreement shall be governed by and
               --------------
construed in accordance with the internal laws of the State of New York.

          12.  HEADINGS.  The headings of the sections of this Agreement have
               --------
been inserted for the convenience of reference only an shall not be deemed a part of this
Agreement.

                                        Very truly yours,

                                        CENTOCOR, INC.



                                        By____________________________________
___________________
                                          Name:
                                          Title:

Accepted as of the date hereof
MORGAN STANLEY & CO.
  INCORPORATED
HAMBRECHT & QUIST LLC
J.P. MORGAN SECURITIES INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

     By Morgan Stanley & Co.
        Incorporated



By_______________________________________________________


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
HAMBRECHT & QUIST LLC
J.P. MORGAN SECURITIES LTD.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

     By Morgan Stanley & Co.
           International Limited


By_______________________________________________________
     Attorney-in-fact

                                   Schedule I

                               U.S. Underwriters
                               -----------------


                                                        Number of
                                                        Firm Shares
      Underwriter                                       To Be Purchased
      -----------                                       ---------------

Morgan Stanley & Co. Incorporated
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.



                                                        _______________


   Total U.S. Firm Shares ..............                    2,800,000

                                                        =================

                                  Schedule II

                           International Underwriters
                           --------------------------



                                                        Number of
                                                        Firm Shares
      Underwriter                                       To Be Purchased
      -----------                                       ---------------

Morgan Stanley & Co.
   International Limited
Hambrecht & Quist LLC
J.P. Morgan Securities Ltd.



                                                        _______________


   Total International Firm Shares ......                   700,000

                                                        =================

                                                                       Exhibit A
                                                                       ---------



                           [FORM OF LOCK-UP CONTRACT]
                           --------------------------


                                                              ____________, 1996



Morgan Stanley & Co.
  Incorporated
Hambrecht & Quist LLC
J.P. Morgan Securities Inc.
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Hambrecht & Quist LLC
J.P. Morgan Securities Ltd.
c/o Morgan Stanley & Co.
      International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement with Centocor, Inc., a Pennsylvania corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including yourselves, of 3,500,000 shares (the "Shares") of the Common Stock, $.01 par value of the Company (the "Common Stock").

          In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold pursuant to the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                                       Very truly yours,


----------------------                 --------------------------
                                       (Name)


----------------------                 --------------------------
                                       (Address)

Accepted as of the date
first set forth above:
MORGAN STANLEY & CO.
  INCORPORATED
HAMBRECHT & QUIST LLC
J.P. MORGAN SECURITIES INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I to the Underwriting
  Agreement referred to above.

     By Morgan Stanley & Co.
        Incorporated



By_______________________________________________________


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
HAMBRECHT & QUIST LLC
J.P. MORGAN SECURITIES LTD.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II to the Underwriting
  Agreement referred to above.

     By Morgan Stanley & Co.
           International Limited


By_______________________________________________________
     Attorney-in-fact